                                                                 EXHIBIT 1.01

                              PURCHASE AGREEMENT

                            Dated as of June 6, 1997

                                 by and among

                         FALCON BUILDING PRODUCTS, INC.
                              HART & COOLEY, INC.
                        MANSFIELD PLUMBING PRODUCTS, INC.
                           DEVILBISS AIR POWER COMPANY
                             SWC INDUSTIRES, INC.

                                      and

                     EX-CELL MANUFACTURING COMPANY, INC.

                                      and

                               SMITH BARNEY INC.
                          BT SECURITIES CORPORATION
                             CHASE SECURITIES INC.

                                      and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            FALCON BUILDING PRODUCTS, INC.
                                 HART & COOLEY, INC.
                          MANSFIELD PLUMBING PRODUCTS, INC.
                             DEVILBISS AIR POWER COMPANY
                                 SWC INDUSTRIES, INC.
                         EX-CELL MANUFACTURING COMPANY, INC.

                                     $145,000,000
                       9 1/2% Senior Subordinated Notes due 2007
                                     $170,000,000
                  10 1/2% Senior Subordinated Discount Notes due 2007


                                  PURCHASE AGREEMENT

                                                                    June 6, 1997
                                                              New York, New York

         SMITH BARNEY INC.
         BT SECURITIES CORPORATION
         CHASE SECURITIES INC.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

c/o Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013


         Dear Sirs:

                   Falcon Building Products, Inc., a Delaware corporation (the "COMPANY"), proposes, upon the terms and conditions set forth herein, to issue and sell to Smith Barney Inc., BT Securities Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers (collectively, the "INITIAL PURCHASERS"), $145,000,000 in aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the "SERIES A SUBORDINATED NOTES") and $170,000,000 in aggregate principal amount at maturity of its 10 1/2% Senior Subordinated Discount Notes due 2007 (the "SERIES A SUBORDINATED DISCOUNT NOTES" and, together with the Subordinated Notes, the "SERIES A SECURITIES"), in each case, subject to the terms and conditions set forth herein. The Company's obligations under the Series A Securities, including the due and punctual payment of principal and interest on the Series A Securities, will be unconditionally guaranteed (the "SERIES A SUBSIDIARY GUARANTEES") by each of (i) Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. (each a "GUARANTOR" and, collectively, the "GUARANTORS") and (ii) each other Subsidiary (as such term is defined in the Indentures referred to below) of the Company formed or acquired after the Closing Date (as defined below), other than Unrestricted Subsidiaries, and their respective successors and assigns (collectively the "GUARANTORS"). As used herein, the term "SERIES A SECURITIES" shall include the Series A Subsidiary Guarantees thereof by the Guarantors, unless the context otherwise requires.
The Guarantors and Centrally Held Eagle Receivables Program, Inc., a Delaware corporation, are collectively referred to herein as the "SUBSIDIARIES."

                   The Series A Securities will (i) have the terms and provisions summarized in the Offering

Memorandum (as defined herein) and (ii) be in the forms specified by the Initial Purchasers pursuant to Section 3 hereof. The Series A Subordinated Notes will be issued pursuant to the provisions of an indenture, to be dated as of June 17, 1997 (the "SUBORDINATED NOTE INDENTURE"), between the Company and Harris Trust and Savings Bank, as Trustee (the "SUBORDINATED NOTE TRUSTEE") and the Series A Subordinated Discount Notes will be issued pursuant to the provisions of an indenture, to be dated as of June 17, 1997 (the "SUBORDINATED DISCOUNT NOTE INDENTURE" and, together with the Subordinated Note Indentures, the "INDENTURES"), between the Company and Harris Trust and Savings Bank, as Trustee (the "SUBORDINATED DISCOUNT NOTE TRUSTEE" and, together with the Subordinated Note Trustee, the "TRUSTEES"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indentures or in the Offering Memorandum.

                   The Series A Securities are being issued and sold in connection with a recapitalization of the Company (the "RECAPITALIZATION"). The Recapitalization will consist of the following steps: (i) Investcorp Investment Equity Limited, on its own behalf and on behalf of certain of its affiliates and other investors, will purchase for cash in the amount of approximately $134,600,000 one hundred percent (100.0%) of the common stock ("ACQUISITION COMMON") of FBP Acquisition Corp.("ACQUISITION CORP"), Inc. a Delaware corporation (the transaction described in this clause (i) being hereinafter referred to as the "EQUITY FUNDING"); (ii) Acquisition Corp will merge (the "MERGER") with and into the Company pursuant to an Agreement and Plan of Merger dated March 20, 1997 between the Company and Acquisition Corp (the "MERGER AGREEMENT"); (iii) the Company will issue and sell the Series A Subordinated Notes pursuant to the terms hereof; (iv) the Company will issue and sell the Series A Subordinated Discount Notes pursuant to the terms hereof; (v) The Chase Manhattan Bank will provide $300,000,000 under a senior credit facility (the "BANK CREDIT FACILITY") to the Company consisting of (A) a $150,000,000 8-year amortizing term loan and (B) a $150,000,000 6-year non-amortizing revolving credit facility and (vi) the existing off-balance-sheet accounts receivable facility of the Company being provided through PNC Capital Markets, Inc., PNC Bank, National Association and certain other lenders will be amended and restated and increased (the "AR FACILITY" and, together with the Bank Credit Facility, the "CREDIT FACILITIES") and approximately $81,000,000 in funding thereunder will be outstanding at the Closing Date (as defined below); and (vii) the proceeds of the foregoing will be employed to refinance approximately $219,800,000 of currently outstanding indebtedness of the Company (which constitutes all of the existing indebtedness of the Company).

                   The Company and the Guarantors wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Series A Securities.

                   1.   PRELIMINARY OFFERING MEMORANDUM AND OFFERING
MEMORANDUM. The Series A Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated May 21, 1997 (the "PRELIMINARY OFFERING MEMORANDUM"), and an offering memorandum, dated June 6, 1997 (the "OFFERING MEMORANDUM"), setting forth information regarding the Company, the Guarantors, the Series A Securities and the Series B Securities (as defined herein). Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Series A Securities by the Initial Purchasers.

                   The Company and the Guarantors understand that the Initial Purchasers propose to make offers and sales (the "EXEMPT RESALES") of the Series A Securities purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered solely to (i) persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("RULE 144A"), (ii) a limited number of other institutional investors as defined in Rule 501(a) (1), (2), (3) and (7) under the Act, that make the representations and agreements to the Company specified in Annex A to the Offering Memorandum in transactions under Rule 144A (each, an "ACCREDITED INSTITUTION") and (iii) a limited number of other Accredited Investors (each such person specified in clauses (i), (ii) and (iii) being referred to herein as an "ELIGIBLE PURCHASER").

                   It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                   It is also understood and acknowledged that holders (including subsequent transferees) of the Series A Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in the form of Exhibit A hereto, for so long as such Series A Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the

Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to the Company's 9 1/2% Series B Senior Subordinated Notes due 2007 (the "SERIES B SUBORDINATED NOTES"), the Company's 10 1/2% Series B Senior Subordinated Discount Notes due 2007 (the "SERIES B SUBORDINATED DISCOUNT NOTES") and the guarantees thereof (the "SERIES B SUBSIDIARY GUARANTEES") by the Guarantors to be offered in exchange for the Series A Securities (the "REGISTERED EXCHANGE OFFER") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Series A Securities, and to use its best efforts to cause such registration statements to be declared effective. As used herein, (a) the term "SERIES A SECURITIES" shall include the Series A Subsidiary Guarantees thereof by the Guarantors, unless the context otherwise requires, (b) the term "SERIES B SECURITIES" shall include the Series B Subsidiary Guarantees thereof by the Guarantors, unless the context otherwise requires and (c) the Series A Securities and the Series B Securities, are hereinafter referred to collectively as the "SECURITIES." This Agreement, the Indentures, the Securities, the Series A Subsidiary Guarantees, the Series B Subsidiary Guarantees and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

                   2. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) The Company and the Guarantors hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 97.00% of the principal amount thereof, the aggregate principal amount of Series A Subordinated Notes and (ii) at a purchase price of 96.50% of the initial Accreted Value thereof, the aggregate principal amount at maturity of Series A Discount Notes, in each case, set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

                   (b) Each of the Initial Purchasers hereby represents and warrants to the Company and the Guarantors that it will offer the Series A Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company and the Guarantors that such Initial Purchaser (i) is either a QIB or an Accredited Institution, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Securities; (ii) is purchasing the Series A Securities pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Series A Securities only from, and will offer to sell the Series A Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Series A Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Securities. The Initial Purchasers have advised the Company that they will offer the Series A Subordinated Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Series A Subordinated Notes and the Series A Subordinated Discount Notes to Eligible Purchasers at a price initially equal to 100% of the initial Accreted Value thereof, plus accrued interest, if any, from the date of issuance of the Series A Subordinated Discount Notes. Such prices may be changed by the Initial

Purchasers at any time thereafter without notice.

                   Each of the Initial Purchasers understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d), 7(e) and 7(f) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

                   3. DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Series A Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on June 17, 1997 (the "CLOSING DATE"). The place of closing for the Series A Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

                   The Series A Securities will be delivered to the Initial Purchasers against payment of the purchase price therefor in immediately available funds. The Series A Senior Subordinated Notes will be evidenced by one or more global securities in definitive form (the "GLOBAL SENIOR SUBORDINATED NOTES") and/or by additional definitive securities, and the Series A Senior Subordinated Discount Notes will be evidenced by one or more global securities in definitive form (the "GLOBAL SENIOR SUBORDINATED DISCOUNT NOTES" and, together with the Global Senior Subordinated Notes, the "GLOBAL NOTES") and/or by additional definitive securities. The Global Notes will be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and other definitive securities will be registered in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date. The Series A Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                   4. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors, jointly and severally, represent to and agree with each Initial Purchaser as follows:

                   (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request, on or prior to 12:00 (noon) on the date following this Agreement.

                   (b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

                   (c) Prior to the execution and delivery of this Agreement, the Company and the Guarantors shall have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have reasonably requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company and each of the Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Securities are offered by the Initial Purchasers and by all dealers to whom Series A Securities may be sold, in connection with the offering and sale of the Series A Securities.

                   (d) If, at any time prior to completion of the distribution of the Series A Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                   (e) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Series A Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; PROVIDED, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to (i) service of process in suits, other than those arising out of the offering or sale of the Series A Securities or (ii) taxation in excess of a nominal amount, in each case in any jurisdiction where it is not now so subject.

                   (f) So long as any of the Securities are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to the Trustee or the holders of the Securities generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company and/or the Guarantors as the Initial Purchasers may reasonably request.

                   (g) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or any of the Guarantors for loss of profits or otherwise.

                   (h) The Company and the Guarantors will apply the net proceeds from the sale of the Series A Securities to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                   (i) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company and the Guarantors have not taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Securities Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

                   (j) The Company and the Guarantors will use their best efforts to permit the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Securities to be eligible for clearance and settlement through DTC.

                   (k) From and after the Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Company and the Guarantors will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resale of the Securities.

                   (l) The Company and the Guarantors have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

                   (m) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Securities.

                   (n) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

                   (o) The Company and the Guarantors agree to cause the Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Securities to be offered in exchange for the Series A Securities, and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

                   (p) The Company and the Guarantors agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "TIA") and any necessary supplemental indentures will be entered into in connection therewith.

                   (q) The Company and the Guarantors will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Securities.

                   (r) The Company and the Guarantors will use their respective best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Series A Securities.

                   5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

                   (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Securities have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and the Guarantors, is contemplated.

                   (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                   (c) The market-related and customer-related data and estimates included under the captions "Offering Memorandum Summary-The Company" and "Business" in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

                   (d) The Subordinated Note Indenture has been duly and validly authorized by the Company and the Guarantors and, upon its execution, delivery and, assuming due authorization, execution and delivery by the Subordinated Note Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 2 hereof, no qualification of the Subordinated Note Indenture under the TIA is required in connection with the offer and sale of the Series A Subordinated Notes contemplated hereby or in connection with the Exempt Resales.

                   (e) The Subordinated Discount Note Indenture has been duly and validly authorized by the Company and the Guarantors and, upon its execution, delivery and, assuming due authorization, execution and delivery by the Subordinated Discount Note Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 2 hereof, no qualification of the Subordinated Discount Note Indenture under the TIA is required in connection with the offer and sale of the Series A Subordinated Discount Notes contemplated hereby or in connection with the Exempt Resales.

                   (f) The Series A Securities have been duly and validly authorized by the Company and when issued by the Company in accordance with the terms of the applicable Indenture and, assuming due authentication of the Series A Securities by the applicable Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (g) The Series B Securities have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the applicable Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the applicable

Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (h) The Series A Subsidiary Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the applicable Indenture and upon the due execution, authentication and delivery of the Series A Securities in accordance with the applicable Indenture and the issuance of the Series A Securities in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (i) The Series B Subsidiary Guarantees have been duly and validly authorized by the Guarantors and if and when duly executed and delivered by the Guarantors in accordance with the terms of the applicable Indenture and upon the due execution and authentication of the Series B Securities in accordance with the applicable Indenture and the issuance and delivery of the Series B Securities in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (j) This Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (k) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (l) The Bank Credit Facility has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (m) The amended and restated AR Facility (the "AMENDED AND RESTATED AR FACILITY") has been duly and validly authorized by the Company and, when the Amended and Restated AR Facility has been duly executed and delivered by the Company, the Amended and Restated AR Facility, as amended, will constitute the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                   (n) The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. The Merger shall have been consummated or will, concurrently with the closing of the issuance and sale of the Series A Securities to the Initial Purchasers hereunder, be consummated in accordance with the terms of the Merger Agreement. All of the certificates of merger that were required under Delaware law to be filed with the Secretary of State of the State of Delaware to effect the Merger have been so filed or will, concurrently with the closing of the issuance and sale of the Series A Securities to the Initial Purchasers hereunder, be so filed.

                   (o) All the shares of capital stock of the Company outstanding prior to the issuance of the Series A Securities have been duly authorized and validly issued and are fully paid and nonassessable.

                   (p) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                   (q) Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as specifically described in the Notes to the Consolidated Financial Statements contained in the Offering Memorandum.

                   (r) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the transactions contemplated by the Operative Documents. The Offering Memorandum contains accurate summaries of all material agreements, contracts, indentures, leases or other instruments required to be described or summarized therein. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's or any of the Guarantors' knowledge, no such action or dispute is threatened, except for any such strike, action or dispute which is not reasonably likely to have a Material Adverse Effect.

                   (s) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum and except where any such default would not have a Material Adverse Effect.

                   (t) None of (i) the issuance, offer, sale or delivery of the Series A Securities, (ii) the execution, delivery or performance of this Agreement or the other Operative Documents, (iii) the execution, delivery or performance of the Merger Agreement, (iv) the execution, delivery or performance of the Bank Credit Facility, (v) the execution, delivery or performance of the Amended and Restated AR Facility or (vi) the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby, (x) assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 2 hereof, requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Securities Act of the Series B Securities in accordance with the Registration Rights Agreement, qualification of the Indentures under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (y) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or except liens created in connection with the Bank Credit Facility and the AR Facility as disclosed in the Offering Memorandum, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject except, in each case under this clause (y), for any such breaches, defaults, violations, liens, changes or encumbrances that would not have a Material Adverse Effect.

                   (u) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are, with respect to the Company, independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

                   (v) The financial statements (historical and pro forma), together with related schedules and notes forming part of the Offering Memorandum, present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-1; and the other financial and statistical information and data set forth in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

                   (w) Except as disclosed in, or specifically contemplated by, the Offering Memorandum, subsequent to the respective dates as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company and the Subsidiaries, taken as a whole, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                   (x) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except, in each case under this
Section 5(x), for such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                   (y) Except as permitted by the Securities Act, neither the Company nor any of the Subsidiaries have distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Series A Securities, will not distribute any offering material in connection with the offering and sale of the Series A Securities other than the Preliminary Offering Memorandum and Offering Memorandum.

                   (z) Each of the Company and the Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("PERMITS") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all their respective obligations with respect to the Permits, except to the extent that the failure to so fulfill or perform any such obligations would not have a Material Adverse Effect, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company and the Subsidiaries taken as a whole.

                   (aa) The Company and each of the Subsidiaries have filed all tax returns required to be filed, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

                   (ab) Except as described in or contemplated by the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                   (ac) The Company and each of the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary.

                   (ad) The Company and the Guarantors are not and, upon sale of the Series A Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                   (ae) When the Series A Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                   (af) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Series A Securities in a manner that would require the registration of the Series A Securities under the Securities Act or
(ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Series A Securities.

                   (ag) Assuming (i) that the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Securities is a Qualified Institutional Buyer or an Accredited Institution, the purchase and sale of the Series A Securities pursuant hereto (including the Initial Purchasers' proposed offering of the Series A Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Securities Act.

                   (ah) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Series Securities to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"), except as would not cause a Material Adverse Effect. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption entitled "Notice to Investors."

                   (ai) The Company and each of the Subsidiaries is in compliance in all respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; none of the Company or any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except, in each case under this clause (ai), to the extent such non-compliance, occurrence, incurrence, nonqualification or loss would not have a Material Adverse Effect.

                   (aj) None of the Company or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") which could reasonably be expected to have a Material Adverse Effect.

                   (ak) There is no alleged liability, or to the knowledge of the Company, potential liability, (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined herein) at any location, whether or not owned by the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) any violation or alleged violation of any Environmental Law by the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect other than as disclosed in the Offering Memorandum. The term "HAZARDOUS MATERIAL" means
(A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance regulated under or within the meaning of any other Environmental Law.

                   (al) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Series A Securities, the application of the proceeds from the issuance and sale of the Securities or the Subsidiary Guarantees and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                   (am) The Company and the Guarantors do not intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its Subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Series A Securities, the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Series A Securities, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

                   6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls a Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                   (b) If any action, suit or proceeding shall be brought against the Initial Purchasers or any person controlling the Initial Purchasers in respect of which indemnity may be sought against the Company or any Guarantor, the Initial Purchasers or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "INDEMNIFYING PARTIES"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchasers or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchasers or such controlling person and the indemnifying parties and the Initial Purchasers or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchasers or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis to the extent provided in paragraph (a) hereof.
 The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                   (c) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and any person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Guarantors to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchasers furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or any Guarantor, any of their respective directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchasers pursuant to this paragraph (c), the Initial Purchasers shall have the rights and duties given to the Company and the Guarantors by paragraph (b) above (except that if the Company and the Guarantors shall have assumed the defense thereof the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchasers' expense), and the Company and the Guarantors, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

                   (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   (e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price of the Series A Securities purchased by it and resold pursuant to Section 2 exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers, the Company, the Guarantors, their respective directors or officers or any person controlling the Company or any Guarantor, (ii) acceptance of any Series A Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchasers or any person controlling the Initial Purchasers, or to the Company, the Guarantors, their respective directors or officers or any person controlling the Company or any Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 6.

                   (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                   7. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Securities hereunder are subject to the following conditions:

                   (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company or any of the Guarantors, be contemplated. No stop order suspending the sale of the Series A Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced.

                   (b) Subsequent to the date as of which information is given in the Offering Memorandum, except as otherwise stated in the Offering Memorandum, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, except as specifically contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Series A Securities, or (ii) any event or development relating to or involving the Company or the Guarantors or any officer or director of the Company or the Guarantors which makes any statement of a material fact made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Series A Securities.

                   (c) The final Offering Memorandum shall have been printed and copies thereof distributed to the Initial Purchasers in such quantities as shall have been previously specified by them not later than 12:00 p.m. New York City time, on June 7, 1997, or at such later date and time as the Initial Purchasers may approve in writing.

                   (d) The Initial Purchasers shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

         (i) The Company is a corporation duly incorporated and existing in good standing under the laws of Delaware with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

         (ii) Each of the Guarantors is a corporation duly organized and existing and in good standing under the laws of the jurisdiction of its organization, with the requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

         (iii) Each of the Company and the Guarantors has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to be sold by it to the Initial Purchasers as provided herein;

         (iv) Each of the Company and the Guarantors has the requisite corporate power and authority to enter into the Registration Rights Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and is the valid, legal and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of the Company's and each of the Guarantors' obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

      (v) The Subordinated Note Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subordinated Note Trustee, is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Subordinated Note Indenture under the TIA is required in connection with the offer and sale of the Subordinated Notes contemplated hereby or in connection with the Exempt Resales;

         (vi) The Subordinated Discount Note Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subordinated Discount Note Trustee, is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Subordinated Discount Note Indenture under the TIA is required in connection with the offer and sale of the Subordinated Discount Notes contemplated hereby or in connection with the Exempt Resales;

         (vii) The Series A Securities have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the applicable Indenture and, assuming due authentication of the Series A Securities by the applicable Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

         (viii) The Series B Securities have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the applicable Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

        (ix) The Series A Subsidiary Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the applicable Indenture and upon the due execution, authentication and delivery of the Series A Securities in accordance with the applicable Indenture and the issuance of the Series A Securities in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

         (x) The Series B Subsidiary Guarantees have been duly and validly authorized by the Guarantors and, if and when duly executed and delivered by the Guarantors in accordance with the terms of the applicable Indenture and upon the due execution, authentication and delivery of the Series B Securities in accordance with the applicable Indenture and the issuance and delivery of the Series B Securities in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

         (xi) The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

         (xii) None of (i) the issuance, offer, sale or delivery of the Series A Securities by the Company and the Guarantors, (ii) the execution, delivery or performance of this Agreement or the other Operative Documents,
    (iii) the execution, delivery or performance of the Merger Agreement or
    (iv) the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby, (x) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Securities Act of the Securities in accordance with the Registration Rights Agreement, qualification of the Indentures under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions and except where the failure to obtain any such consent, approval, authorization or order, or to effect such registration or to make such filing, would not have a Material Adverse Effect), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws of the Company or any of the Subsidiaries or (y) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or instrument identified to such counsel in a certificate of the Company (attached as an exhibit to such opinion) as being material to the Company and the Subsidiaries taken as a whole, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law or regulation that in our experience is generally applicable to the transactions contemplated hereby or to our knowledge any judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or except liens created in connection with the Bank Credit Facility and the AR Facility as disclosed in the Offering Memorandum will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument identified to such counsel in a certificate of the Company (attached as an exhibit to such opinion) as being material to the Company and the Subsidiaries taken as a whole, to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject except in each case under this clause
    (y) for conflicts, breaches, defaults and other events which would not have a Material Adverse Effect;

         (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their properties, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affects the issuance of the Securities or the consummation of the transactions contemplated by this Agreement and (B) based solely upon such counsel's review of the corporate records, minute books and charter documents of the Company and the Subsidiaries and of those agreements and instruments identified to such counsel in a certificate of the Company (attached as an exhibit to such opinion) as being material to the Company and the Subsidiaries taken as a whole, there are no agreements, contracts, indentures, leases or instruments which are material to the Company and the Subsidiaries taken as a whole that are not described in the Offering Memorandum (or any amendment or supplement thereto);

         (xiv) The statements under the captions "Risk Factors" and "Business," in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, to the knowledge of such counsel, are accurate in all material respects; the statements in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences," to the extent they constitute matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;

         (xv) When the Series A Securities are issued and delivered to the Initial Purchasers pursuant to this Agreement, such Series A Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

         (xvi) No registration of the Series A Securities under the Securities Act is required for the sale of the Series A Securities to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Series A Securities in the Exempt Resales is a Qualified Institutional Buyer or Accredited Institution, (B) the accuracy of the Initial Purchasers' representations and those of the Company and the Guarantors in this Agreement and compliance by them with their respective agreements contained herein and (C) the accuracy of the representations made by each Accredited Institution who purchases Series A Securities pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Memorandum (it being understood that no opinion is being expressed as to any resale subsequent to the Exempt Resales or any resale of securities by any person other than the Initial Purchasers));

         (xvii) The Company and the Guarantors are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Series Securities by the Initial Purchasers; and

                   In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company and the Guarantors), no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Memorandum, as of its date or as of the Closing Date, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                   The opinion of such counsel may be limited to the laws of the state of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                   (e) The Initial Purchasers shall have received on the Closing Date an opinion of Gus J. Athas Esq., General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

         (i) The Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect. Each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

         (ii) The capitalization of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum and the authorized capital stock of the Company is as set forth in an exhibit to be attached to such opinion;

         (iii) All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except as specifically described in the Offering Memorandum under the caption "Description of Other Debt";

         (iv) Neither the Company nor any of the Subsidiaries is in violation in any material respect of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum and except to the extent that any such violation or default would not have a Material Adverse Effect; and

         (v) None of (i) the issuance, offer, sale or delivery of the Series A Securities by the Company and the Guarantors, (ii) the execution, delivery or performance of this Agreement or the other Operative Documents, (iii) the execution, delivery or performance of the Merger Agreement or (iv) the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby, (x) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Securities Act of the Securities in accordance with the Registration Rights Agreement, qualification of the Indentures under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions and except where the failure to obtain any such consent, approval authorization or order, or to effect such registration or to make such filing, would not have a Material Adverse Effect), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws of the Company or any of the Subsidiaries or (y) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or except liens created in connection with the Bank Credit Facility and the AR Facility as disclosed in the Offering Memorandum will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except in each case under this clause (y) for conflicts, breaches, defaults and other events which would not have a Material Adverse Effect;

         (vi) The statements under the caption "Management" in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

         (vii) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except to the extent that any such violation would not have a Material Adverse Effect.

         (viii) The Company and the Subsidiaries have all Permits that are required under applicable law to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum except where the failure to have any such Permits would not, individually or in the aggregate, have a Material Adverse Effect;

                   In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company and the Guarantors), no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Memorandum, as of its date or as of the Closing Date, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                   (f) The Initial Purchasers shall have received on the Closing date an opinion, of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing date, and addressed to the Initial Purchasers, with respect to the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such certificates, documents and information as they may reasonably request to enable them to pass upon such matters.

                   (g) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Arthur Andersen, LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

                   (h) Acquisition Corp shall have received, or will, concurrently with the closing of the issuance and sale of the Series A Securities to the Initial Purchasers hereunder, receive no less than $134.6 million of proceeds resulting from the Equity Funding.

                   (i) The Company and the Guarantors shall have entered into the Bank Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers in all material respects) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                   (j) Each material condition to the closing contemplated by the Bank Credit Facility (other than the issuance and sale of the Series A Securities pursuant hereto and the closing under the Amended and Restated AR Facility) shall have been satisfied or, with the written consent of each of the Initial Purchasers, waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement, the Amended and Restated AR Facility and the Merger Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Bank Credit Facility. On the Closing Date, the closing under the Bank Credit Facility shall have been consummated or will, concurrently with the closing of the issuance and sale of the Series A Securities to the Initial Purchasers hereunder, be consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

                   (k) The Merger Agreement shall have been duly executed and delivered and the Merger shall have been consummated. The Recapitalization shall have been consummated or will, concurrently with the closing of the issuance and sale of the Series A Securities to the Initial Purchasers hereunder, be consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof. The Company shall have delivered or shall deliver, as soon as reasonably practicable, to the Initial Purchasers copies of all of the certificates of merger that were required under Delaware law to effect the Merger, as certified by the Secretary of State of the State of Delaware.

                   (l)(i) There shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) all the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this
Section 7(l) and in Section 7(m) hereof.

                   (m) Neither the Company, in any material respect, nor any Guarantor shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                   (n) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (i) it is downgrading its rating assigned to any debt securities of the Company, or (ii) it is reviewing its ratings assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                   (o) The Series A Securities shall have been approved for trading on PORTAL.

                   (p) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

                   All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers. Any certificate or document signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the statements made therein.

                   8. EXPENSES. The Company and the Guarantors agree to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indentures; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Series A Securities;
(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Series A Securities, including any stamp taxes in connection with the original issuance and sale of the Series A Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Series A Securities; (v) the application for quotation of the Series A Securities on the PORTAL market; (vi) the qualification of the Series A Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

                   9. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

                   10. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Series A Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Series A Securities by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                   11. INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page of the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

                   12. MISCELLANEOUS. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Guarantors, at the office of the Company at Two North Riverside Plaza, Suite 1100, Chicago, IL 60606, Attention: Gus Athas, or (ii) if to the Initial Purchasers, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013,
Attention: Manager, Investment Banking Division. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Smith Barney Inc.

                   This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company, the Guarantors, their respective directors, their respective officers and the controlling persons referred to in
Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Securities in his status as such purchaser.

                   13. APPLICABLE LAW; COUNTERPARTS This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.

                   This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                   Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                                       Very truly yours,

                                       FALCON BUILDING PRODUCTS, INC.


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:   Gus J. Athas
                                            Title:  Senior Vice-President


                                       HART & COOLEY, INC.


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:  Gus J. Athas
                                            Title: Vice-President


                                       MANSFIELD PLUMBING PRODUCTS, INC.


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:  Gus J. Athas
                                            Title: Vice-President


                                       DEVILBISS AIR POWER COMPANY


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:  Gus J. Athas
                                            Title: Vice-President

                                       SWC INDUSTRIES, INC.


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:   Gus J. Athas
                                            Title:  Vice-President


                                       EX-CELL MANUFACTURING COMPANY, INC.


                                       By:   /s/ Gus J. Athas
                                             ----------------------------------
                                            Name:  Gus J. Athas
                                            Title: Vice-President

         Confirmed as of the date first
         above mentioned.

         SMITH BARNEY INC.
         BT SECURITIES CORPORATION
         CHASE SECURITIES INC.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

         By: Smith Barney Inc.

              By: /s/ Michael Klein
                 --------------------------
                   Managing Director

                                   SCHEDULE I


                         FALCON BUILDING PRODUCTS, INC.



Principal Amount                  Principal Amount

    Initial Purchaser             of Subordinated Notes
    -----------------             ---------------------
of Subordinated

Discount Notes
--------------

    Smith Barney Inc.                                         $ 47,125,000             $ 56,875,000
    BT Securities Corporation                                 $ 47,125,000             $ 56,875,000
    Chase Securities Inc                                      $ 36,250,000             $ 43,750,000
    Merrill Lynch, Pierce, Fenner & Smith Incorporated        $ 14,500,000             $ 17,500,000
                                                              ------------             ------------

         Total                                                $145,000,000             $170,000,000
                                                              ------------             ------------
                                                              ------------             ------------
